UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 2, 2011


TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia                001-01361          22-1318955
(State or Other Jurisdiction   (Commission       (I.R.S. Employer
       of Incorporation)        File Number)     Identification No.)


7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)


(Registrant's Telephone Number, Including Area Code) 773-838-3400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
            Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
            Act (17 CFR 240.13e-4(c))
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Item 5.07 Submission of Matters to a Vote of Security Holders.

             At the Annual Meeting of Shareholders of Tootsie Roll Industries, Inc. (the "Company") held on May 2, 2011, the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company's definitive proxy statement for the Annual Meeting previously filed with the Securities and Exchange Commission. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1-Election of Directors
              The five nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and until their successors are elected and duly qualified. The tabulation of votes was:

Nominee 			Votes For		Votes Withheld	    Broker Non-Vote
Ellen R. Gordon                 224,638,557             4,244,343               6,167,752
Melvin J. Gordon                224,625,820             4,257,080               6,167,752
Lana Jane Lewis-Brent           227,442,335             1,440,565               6,167,752
Barre A. Seibert                227,812,817             1,070,083               6,167,752
Richard P. Bergeman             228,013,828               869,072               6,167,752

Proposal 2-Ratification of Independent Registered Public Accounting Firm
             The appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for 2011 was ratified by a vote of
 234,099,489 for and 867,321 against.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TOOTSIE ROLL INDUSTRIES, INC.

May 4, 2011                     By:  /s/ G. Howard Ember
                              Name:  G. Howard Ember
                             Title:  V.P. Finance and Chief
                                     Financial Officer











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